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THE BOEING COMPANY
("Company")

Debt Securities

TERMS AGREEMENT

February 6, 2003

To: The Representatives of the Underwriters identified herein

Dear Ladies and Gentlemen:

        The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Provisions dated February 6, 2003 to be filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-99509) ("Underwriting Provisions"), the following securities ("Offered Securities") on the following terms:

    Title: 5 1/8% Notes Due February 15, 2013 (the "Notes due 2013")
              6 1/8% Notes Due February 15, 2033 (the "Notes due 2033")

    Principal Amount: $600,000,000 for the Notes due 2013 and $400,000,000 for the Notes due 2033

    Interest: 5 1/8% per annum for the Notes due 2013 and 6 1/8% for the Notes due 2033, from February 11, 2003, payable semiannually on February 15 and August 15, commencing August 15, 2003, to holders of record on the preceding February 1 or August 1, as the case may be.

    Maturity: February 15, 2013 for the Notes due 2013 and February 15, 2033 for the Notes due 2033.

    Optional Redemption: Redeemable at any time with at least 30 days' notice

    Sinking Fund: None

    Listing: Luxembourg

    Purchase Price: 99.008% of the principal amount for the Notes due 2013 and 97.267% of the principal amount for the Notes due 2033, plus accrued interest, if any, from February 11, 2003.

    Price to the Public: 99.458% of the principal amount for the Notes due 2013 and 98.142% of the principal amount for the Notes due 2033, plus accrued interest, if any, from February 11, 2003.

    Expected Reoffering Price: Selling Concession of 0.30% and Reallowance of 0.15% for the Notes due 2013 and Selling Concession of 0.50% and Reallowance of 0.25% for the Notes due 2033, subject to change by the Underwriters.

    Closing: 9:00 A.M. on February 11, 2003 at Piper Rudnick, 203 North LaSalle Street, Chicago, IL 60601, in Federal (same day) funds.

    Settlement and Trading: Book-Entry Only via DTC.

    Blackout: Until the Closing Date.

    Number of signed copies of the Registration Statement (including exhibits): 2

    Names and Addresses of the Representatives: Credit Suisse First Boston LLC, 11 Madison Avenue, New York, New York 10010, Deutsche Bank Securities, 31 West 52nd Street, New York, New York 10019, JP Morgan Securities Inc., 270 Park Avenue, New York, New York 10017

        The respective principal amounts of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

        The terms of the Underwriting Provisions are incorporated herein by reference.

        Section 5 of the Underwriting Provisions is hereby amended to include the further condition that the Representatives shall have received an opinion, dated as of the Closing Date, of Piper Rudnick, counsel for the Company, to the effect that:

  "The statements made in the Prospectus under the caption "Certain U.S. Federal Income Tax Consequences", insofar as they constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, are accurate summaries of the matters described therein in all material respects."

  Section 5(d)(vii) of the Underwriting Provisions is hereby amended in its entirety as follows:

  "The Registration Statement, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date (in each case excluding the documents incorporated or included by reference therein), complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; each of the documents incorporated by reference in the Prospectus, at the time it became effective or was filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or Exchange Act, as the case may be, and the Rules and Regulations; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or statistical data derived from the Company's accounting records or as to the statement of eligibility on Form T-1 contained in or omitted from the Registration Statement or the Prospectus and that such counsel need express no opinion as to any financial or statistical data covered in the letters delivered by Deloitte & Touche LLP pursuant to Section 5(a) and Section 5(h) hereof;"

        The paragraph following Section 5(d)(vii) of the Underwriting Provisions is hereby amended in its entirety as follows:

  "Such counsel shall also state that it has no reason to believe (which belief shall not constitute an opinion) that the Registration Statement, as of its effective date, as of the date of the Terms Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of the Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial or statistical data derived from the Company's accounting records or as to the statement of eligibility on Form T-1 contained in or omitted from the Registration Statement or the Prospectus and that such counsel need express no opinion as to any financial or statistical data covered in the letters delivered by Deloitte & Touche LLP pursuant to Section 5(a) and Section 5(h) hereof."

        For purposes of Section 6 of the Underwriting Provisions, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph, the second and third sentence of the fifth paragraph, the seventh paragraph and the thirteenth paragraph under the caption "Underwriting" in the prospectus supplement.

        Each Underwriter represents and agrees that it and each of its affiliates:

  •
  has not offered or sold and, prior to the date six months after the date of issue of the Offered Securities, will not offer or sell any of the Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services and Markets Act 2000;

  •
  has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Company; and

  •
  has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

        For avoidance of doubt, all references in this Terms Agreement (including the Underwriting Provisions) to the "Prospectus" shall also be deemed to include the Current Report on Form 8-K filed by the Company on February 6, 2003.

        The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the Underwriting Provisions) or the transactions contemplated hereby.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

            Very truly yours,

                THE BOEING COMPANY

By:	/s/ DAVID A. DOHNALEK Name: David A. Dohnalek Title: Assistant Treasurer

The foregoing Terms Agreement is hereby confirmed and
    accepted as of the date first above written.

  CREDIT SUISSE FIRST BOSTON LLC
  DEUTSCHE BANK SECURITIES INC.
  J.P. MORGAN SECURITIES INC.

    Acting on behalf of themselves and as the
        Representatives of the several Underwriters.

By	CREDIT SUISSE FIRST BOSTON LLC
By:	/s/ STEPHEN CRUISE Name: Stephen Cruise Title: Director

Schedule A

Underwriter	Principal Amount of Notes due 2013	Principal Amount of Notes due 2033
Credit Suisse First Boston LLC	$140,000,000	$93,333,334
Deutsche Bank Securities Inc.	140,000,000	93,333,333
J.P. Morgan Securities Inc.	140,000,000	93,333,333
Banc of America Securities LLC	10,200,000	6,800,000
Banc One Capital Markets, Inc.	10,200,000	6,800,000
Barclays Capital Inc.	10,200,000	6,800,000
BNP Paribas Securities Corp.	10,200,000	6,800,000
Credit Lyonnais Securities (USA) Inc.	10,200,000	6,800,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	10,200,000	6,800,000
Morgan Stanley & Co. Incorporated	10,200,000	6,800,000
Salomon Smith Barney Inc.	10,200,000	6,800,000
UBS Warburg LLC	10,200,000	6,800,000
Wachovia Securities, Inc.	10,200,000	6,800,000
ABN AMRO Incorporated	5,200,000	3,466,667
Bayerische Landesbank	5,200,000	3,466,667
BBVA Securities Inc.	5,200,000	3,466,667
BNY Capital Markets, Inc.	5,200,000	3,466,667
Daiwa Securities SMBC Europe Limited	5,200,000	3,466,667
McDonald Investments, Inc.	5,200,000	3,466,667
Mitsubishi Trust International Ltd	5,200,000	3,466,667
Mizuho International plc	5,200,000	3,466,667
PNC Capital Markets, Inc.	5,200,000	3,466,667
RBC Dominion Securities Corporation	5,200,000	3,466,667
SG Cowen Securities Corporation	5,200,000	3,466,666
Standard Chartered Bank	5,200,000	3,466,666
The Royal Bank of Scotland plc	5,200,000	3,466,666
Tokyo-Mitsubishi International plc	5,200,000	3,466,666
U.S. Bancorp Piper Jaffray Inc.	5,200,000	3,466,666
Total	$600,000,000	$400,000,000

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  Schedule A